Project Planet

Special Committee Materials

August 22, 2002

Morgan Stanley

Table of Contents

Section 1

Overview of Offer

Overview of Offer

Summary of Current Offer

Proposed Neptune Exchange Offer: 8/21/02

Transaction Description

- Exchange offer for all outstanding publicly held shares of Mercury Class A common stock for $8.00 in cash plus 0.675 shares of Neptune common stock for each outstanding share of Mercury

Implied Equity Value / Price

- $898MM (8/21/02)
  - 9.1x 2002E Revenues
  - 48.2x 2002E Earnings
- $17.86 per share (8/21/02)
  - 6.1x 2003E Revenues
  - 36.8x 2003E Earnings

Implied Premia / Price

	Announcement (8/12/02)	Current (8/21/02)
Neptune Price	$11.01	$14.60
Mercury Price	12.84	17.75
Implied XR	1.402x	1.223x
Implied Offer Price	15.43	17.86
1-Day Unaffected Price Premium	20%	39%
10-Day Unaffected Price Premium	19%	38%
Implied Increase XR From Initial Offer (0.675x)	108%	81%
Implied Incr. XR From Revised July Offer (0.90x)	56%	36%

Capitalization

Class	Shares	Economic Interest	Voting Interest
A	12.1MM	25.2%	10.0%
B[1]	36.0MM	74.8%	90.0%

Key Conditions

- Neptune must own at least 90% of the total outstanding shares of Mercury after the completion of the Exchange Offer
- Neptune's registration statement on Form S-4 must be declared effective by the SEC
- Absence of any threatened or pending litigation or other legal action by Mercury, its board of directors or the Special Committee against Neptune
- No material adverse change in the economy or the stock market, (determined by "good faith judgment") including:
  - A decline of 20% in the Dow Jones Industrial average or the S&P 500 from July 1, 2002
- No other offer to acquire Neptune or Mercury has been proposed or announced
- No material adverse change (determined by "good faith reasonable judgment") in Mercury or Neptune
- No implementation of structural defenses by the Mercury board of directors
- No change in recommendation by the Mercury board if the board initially recommends in favor of the offer
- No formation of any new executive or Special Committee by the board of directors of Mercury
- If the offer conditions are met and the exchange offer completed, Neptune will subsequently effect a "short form" merger, whereby each remaining Mercury Class A share will be exchanged into Neptune shares according to the exchange ratio provision in the exchange offer

Tax Treatment

- No taxation at the corporate level
- Tax-paying shareholders will be taxed on the cash portion of the consideration as a capital gain; stock portion to be tax deferred assuming the completion of the offer and the back-end merger

Treatment of Employee Stock Options

- Options to be assumed. Each option will become exercisable for 0.675 shares of Neptune and $8 in cash

Notes:
1. Holders of Class A and Class B common stock are entitled to one and three votes, respectively, per share.

Morgan Stanley

Overview of Offer

Transaction Matrix

$mm, Except Per Share Data

Exchange Ratio	Implied Mercury Price	Implied Total Exchange Ratio	Implied Premium/(Discount) to: Current(1)	August Unaffected Price(1)	Unaffected 10-Day Average Price(1)	Unaffected 10-Day Avg. Exchange Ratio(1)	March Unaffected Indexed Price(6)	Mercury Actual FD Ownership(2)	Implied Equity Value	Implied Aggregate Value	Fully-diluted Value of Tendered Shares(3)	Value of Stock	Value of Cash	Value of Primary Shares	Street Case(4): FD Aggregate Value/Revenue CY2005E	Street Case(4): FD Aggregate Value/Revenue CY2006E	Street Case(4): P/E CY2005E	Street Case(4): P/E CY2006E	Management Base Case(5): FD Aggregate Value/Revenue CY2005E	Management Base Case(5): FD Aggregate Value/Revenue CY2006E	Management Base Case(5): P/E CY2005E	Management Base Case(5): P/E CY2006E
			$17.75	$12.84	$12.96	1.157x	$13.77								$85	$107.0	$0.37	$0.47	$86	$127.6	$0.37	$0.49
All Stock																						
0.675x	$9.88		(44%)	(23%)	(24%)	(42%)	(28%)	54%	$488	$370	$133	$133	$0	$119	4.3 x	3.4 x	26.3 x	21.1 x	4.3 x	2.9 x	26.8 x	20.3 x
0.780x	11.39		(36%)	(11%)	(12%)	(33%)	(17%)	63%	565	448	155	155	0	138	5.3	4.1	30.4	24.4	5.2	3.5	30.7	23.4
0.900x	13.14		(26%)	2%	1%	(22%)	(5%)	73%	655	537	181	181	0	159	6.3	4.9	35.1	28.1	6.3	4.2	35.5	27.1
Stock and $8 in Cash																						
0.200	10.92	0.748	(38%)	(15%)	(16%)	(35%)	(21%)	17%	546	427	148	40	109	132	5.0	3.9	29.2	23.4	5.0	3.3	29.5	22.5
0.400	13.84	0.948	(22%)	8%	7%	(18%)	0%	34%	694	576	192	81	111	168	6.8	5.2	37.0	29.6	6.7	4.5	37.3	28.5
0.600	16.78	1.148	(6%)	31%	29%	(1%)	22%	51%	841	724	237	124	113	203	8.5	6.6	44.8	35.9	8.4	5.7	45.2	34.5
0.675	17.88	1.223	1%	39%	38%	6%	30%	57%	898	781	254	140	114	216	9.2	7.1	47.7	38.2	9.1	6.1	48.2	36.8
0.800	19.88	1.348	11%	53%	52%	17%	43%	68%	987	850	282	167	114	238	10.0	7.7	52.6	42.1	9.9	6.7	53.1	40.5
Neptune Statistics(8)			$14.60						Street Perspective - Ex. Mercury										1.6 x	1.5 x	22.8 x	19.5 x
									Consolidated Basis - Incl. Mercury										1.8	1.8	24.9	17.2

Notes:
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]
7. [illegible]
8. [illegible]

Diligence Focus

Legal

- SEC Investigation
- Intercompany agreement investigation
- Other outstanding litigation
  - Status of shareholder litigation

Financial / Operational

- Overview of bookings
- Overview of backlog
- Deferred revenue
- Product, geography and channel trends
  - European sales force issues and changes
- Status of convertible debt balances / payments

Natural Exchange Ratio Analysis

Last Twelve Months

	Exchange Ratio	Offer Prem./(Disc)
Period High	1.440	(15%)
Period Low	0.431	184%
Period	0.926	32%
Current	1.216	1%
Last 5 Days	1.246	(2%)
Last 10 Days	1.259	(3%)
Last 20 Days	1.204	2%
Last 30 Days	1.129	8%
Last 60 Days	0.945	29%
Last 90 Days	0.881	39%
Last 120 Days	0.829	48%

Price of Mercury Divided by Price of Neptune



1.600
1.400
1.200
1.000
0.800
0.600
0.400
0.200
0.000
8/21/01
10/21/01
12/21/01
2/21/02
4/21/02
6/21/02
8/21/02
$8 cash plus 0.675x (Implied 1.223x)
0.90x
0.78x
0.675x

Source: FactSet Research Systems

Overview of Offer

Mercury Summary Valuation

Current Assuming 25% Control Premium

Implied Share Price Assuming 25% Control Premium
$



Comparable Companies Analysis
Street Case
Base Case
Upside Case
Discounted Equity Value - Earnings
Street Case
Base Case
Upside Case
Precedent Minority Buy Backs(1)
April Offer: $11.39(2)
Original Agreed Upon Value: $17.55(4)
$11
$19
$11
$20
$13
$21
$14
$24
$15
$26
$17
$30
$15
$20
0
5
10
15
20
25
30
35
March Offer: $9.86(2)
Revised July Offer: $13.14(3)
Current Exchange Offer: $17.86(2)

Notes
1. Based on August unaffected prices as of 8/12/02.
2. Based on Neptune price of $14.60 as of 8/21/02.
3. Based on Neptune price of $14.60 as of 8/21/02 and offer exchange ratio of 0.695x plus $3 in cash per share.
4. Based on Neptune price of $22.50 as of 4/9/02 and offer exchange ratio of 0.78x.

Morgan Stanley

Overview of Offer

Mercury Summary Valuation

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic(1)	Multiple Range/ Premium Range	Equity Value	Value Per Share	Value Per Share Incl. Control Premium(2)
Comparable Companies Analysis					
Management - Street Case			$442 - $750	$9.00 - $15.00	$11.25 - $18.75
Management - Base Case			442 - 801	9.00 - 16.00	11.25 - 20.00
Management - Upside Case			493 - 853	10.00 - 17.00	12.50 - 21.25
Discounted Equity Value(3)					
Management - Street Case(4)		20.0 x - 30.0 x	$541 - $972	$10.98 - $19.33	$13.72 - $24.16
Management - Base Case		20.0 - 30.0	606 - 1,063	12.19 - 21.10	15.24 - 26.37
Management - Upside Case		20.0 - 30.0	664 - 1,221	13.33 - 24.17	16.66 - 30.22
Precedent Minority Buyouts					
1-Day Price (March Unaffected Indexed)(5)	$13.77	10% - 50%	$750 - $1,040	$15.15 - $20.66	$15.15 - $20.66
1-Day Price (August Unaffected)(6)	$12.84	10% - 50%	705 - 968	14.12 - 19.26	14.12 - 19.26
10-Day Average Price (August)(6)	$12.98	10% - 50%	712 - 978	14.28 - 19.45	14.28 - 19.45
10-Day Avg. Exchange Ratio (August)(6)	1.157	0% - 25%	847 - 1,060	16.89 - 21.11	16.89 - 21.11
	Morgan Stanley Value Range		**$750 - $1,006**	**$15.00 - $20.00**	**$15.00 - $20.00**

Notes
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]
6. [illegible]

Overview of Offer

Comparable Companies Valuation Detail

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic(1)	Multiple Range/ Premium Range			Equity Value			Value Per Share		
Management - Street Case										
CY2002E Revenue	$85.2	3.5 x	-	5.0 x	$415	-	$543	$8.48	-	$10.97
CY2003E Revenue	110.0	2.5	-	4.0	392	-	557	8.03	-	11.25
CY2002E Earnings	$0.37	35.0	-	45.0	653	-	845	13.10	-	16.85
CY2003E Earnings	0.47	25.0	-	35.0	580	-	820	11.69	-	16.36
	Morgan Stanley Value Range				$442	-	$760	$9.00	-	$16.00
Management - Base Case										
CY2002E Revenue	$85.9	3.5 x	-	5.0 x	$418	-	$547	$8.53	-	$11.04
CY2003E Revenue	127.6	2.5	-	4.0	436	-	628	8.89	-	12.62
CY2002E Earnings	$0.37	35.0	-	45.0	646	-	836	12.97	-	16.68
CY2003E Earnings	0.49	25.0	-	35.0	603	-	852	12.14	-	17.00
	Morgan Stanley Value Range				$442	-	$801	$9.00	-	$16.00
Management - Upside Case										
CY2002E Revenue	$85.9	3.5 x	-	5.0 x	$418	-	$547	$8.53	-	$11.04
CY2003E Revenue	148.4	2.5	-	4.0	488	-	711	9.90	-	14.24
CY2002E Earnings	$0.37	35.0	-	45.0	646	-	836	12.97	-	16.68
CY2003E Earnings	0.51	25.0	-	35.0	628	-	887	12.63	-	17.68
	Morgan Stanley Value Range				$498	-	$863	$10.00	-	$17.00

Notes:
1. [illegible]

Overview of Offer

Comparable Companies Analysis

Neptune and its Comparables (1)(3)

CY2002E Aggregate Value/Revenue
x


10
8
6
4
2
0
8.0
8.0
3.7
3.5
3.0
2.6
Median: 3.5x
1.8
1.6
0.8

CY2003E Aggregate Value/Revenue
x


8
6
4
2
0
7.0
6.6
3.1
3.0
2.6
2.2
Median: 3.0x
1.6
1.5
0.7

CY2002E P/E
x


60
40
20
0
51
39
28
25
25
24
Median: 26.7x
23
18
N.M.

CY2003E P/E
x


60
40
20
0
39
38
32
23
22
Median: 23.5x
17
18
17
15

Notes
1. Neptune Including Mercury consolidates Mercury revenue and net income (72%) into forward estimates
2. Neptune Excluding Mercury reduces Neptune's share price by its equity interest in Mercury; this amounts to approximately $2.92 for each Neptune share (based on Mercury's August unaffected price as of 8/12/02). Neptune's cash is also reduced by Mercury's cash balance.
3. All comparables as of 8/21/02 and based on latest Street research. Medians exclude Neptune multiples. Comparable universe excludes VeriSign which currently trades at 1.2x, 1.1x, 11.9x, 9.0x CY02 and CY03 revenue and P/E multiples, respectively. Also excludes Peregrine Systems which trades at 0.3x CY02 revenue and Netegrity which trades at non-meaningful values.

Overview of Offer

Neptune Summary Valuation


Implied Share Price(1)
$
Trading Range
Last 30 Days
Last 60 Days
Comparable Companies
CY2002E Revenue
CY2003E Revenue
CY2003E Earnings
Discounted Equity Value
CY2004E Earnings
CY2005E Earnings
$10
$15
$10
$21
$17
$24
$18
$23
$14
$19
$15
$20
$15
$21
0
5
10
15
20
25
30
Current Price: $14.60(2)

Notes
1. Neptune's equity interest in Mercury amounts to approximately $2.92 in incremental value to each Neptune share (based on Mercury's August unaffected price as of 8/12/02)
2. As of 8/21/02

Overview of Offer

Neptune Summary Valuation

$MM, Except Per Share Data

Valuation Methodology	Financial Statistic: Street Perspective Excluding Mercury(1)	Multiple Range/ Premium Range			Equity Value: Street Perspective Excluding Mercury			Value Per Share: Consolidated Basis Including Mercury(4)		
Trading Range										
Price - Last 30 Days					$1,962	-	$2,308	$10.10	-	$14.60
Price - Last 60 Days					1,962	-	3,360	10.10	-	20.95
Comparable Companies Analysis										
CY2002E Revenue Multiple	$864.2	2.0 x	-	3.5 x	$2,167	-	$3,463	$16.68	-	$24.50
CY2003E Revenue Multiple	951.0	2.0	-	3.0	2,341	-	3,292	17.72	-	23.46
CY2003E Earnings Multiple	0.75	15.0	-	22.0	1,761	-	2,635	14.22	-	19.50
Discounted Equity Value(3)										
CY2004E Earnings Multiple (2)	$0.91	15.0 x	-	22.0 x	$1,850	-	$2,766	$14.76	-	$20.29
CY2005E Earnings Multiple (2)	1.09	15.0	-	22.0	1,944	-	2,904	15.33	-	21.12

Notes:
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]

Overview of Offer

Pro Forma Financials

Street Perspective (Excluding Synergies)

- **The consolidation of Mercury will improve both Neptune's revenue growth profile and margin structure on a Street Basis**

$MM, Except Per Share Data	CYQ402E			CY2003E		
	Neptune Street(1)	Mercury Base Case(2)	Pro Forma	Neptune Street(1)	Mercury Base Case(2)	Pro Forma
Revenue	$240	$25	$265	$951	$128	$1,079
COGS	38	6	45	145	31	176
Gross Profit	$202	$19	$220	$806	$96	$902
Sales & Marketing	110	4	115	433	22	455
Research & Development	32	4	36	129	22	151
General & Administrative	23	3	25	94	13	107
Operating Expenses	165	11	176	657	57	714
Operating Income	$37	$8	$44	$149	$39	$189
Other Income/(Expense)	8	1	8	32	2	34
Pre-tax Income	44	8	52	181	42	223
Income Taxes	9	3	12	45	16	61
% Tax Rate	20%	38%	23%	25%	38%	27%
Net Income	$35	$5	$40	$136	$26	$162
Margin Analysis (Excluding Synergies)						
Gross Margin	84%	75%	83%	85%	75%	84%
Operating Margin	15%	30%	17%	16%	31%	17%
Net Margin	15%	21%	15%	14%	20%	15%
Growth Analysis						
Revenue	14%	15%	14%	10%	40%	14%
Gross Profit	14%	15%	14%	12%	50%	15%
Operating Income	114%	12%	85%	73%	45%	66%
Net Income	80%	12%	67%	48%	41%	47%

Notes:
1. Neptune based on CSFB research dated 7/1/02
2. Mercury based on Management estimates

Morgan Stanley

Earnings Accretion/(Dilution) Summary

Neptune: Consolidated Basis – Including Mercury

$MM, Except Per Share Data

	4Q02E	CY2003E	4Q02E	CY2003E	4Q02E	CY2003E
Neptune EPS: Ex. Mercury	$0.20	$0.75				
Neptune EPS: Inc. Mercury	0.22	0.85				
Mercury EPS	0.10	0.47	0.10	0.49	0.10	0.51

Illustrative Exchange Ratio(5)	Implied Mercury Price	Value of Tendered Shares	Accretion/(Dilution)(1)(2)(6) Street Case(3) 4Q02E	Street Case(3) CY2003E	Base Case(4) 4Q02E	Base Case(4) CY2003E	Upside Case(4) 4Q02E	Upside Case(4) CY2003E
All Stock								
0.675x	$9.86	$133	$0.21 / (1.4%)	$0.84 / (1.4%)	$0.21 / (1.5%)	$0.84 / (0.9%)	$0.85 / 0.3%)	$0.85 / 0.3%)
0.780	11.39	155	$0.21 / (2.2%)	$0.83 / (2.2%)	$0.21 / (2.3%)	$0.83 / (1.8%)	$0.84 / (1.2%)	$0.84 / (1.2%)
0.900	13.14	181	$0.21 / (3.1%)	$0.82 / (3.1%)	$0.21 / (3.1%)	$0.83 / (2.9%)	$0.83 / (2.2%)	$0.83 / (2.2%)
Stock and $8 in Cash								
0.200	10.92	148	$0.22 / 0.8%	$0.86 / 1.2%	$0.22 / 0.8%	$0.87 / 2.1%	$0.87 / 2.8%	$0.87 / 2.8%
0.400	13.84	192	$0.22 / (0.7%)	$0.85 / (0.5%)	$0.22 / (0.8%)	$0.85 / 0.3%	$0.86 / 0.9%	$0.86 / 0.9%
0.600	16.76	237	$0.21 / (2.2%)	$0.83 / (2.1%)	$0.21 / (2.3%)	$0.84 / (1.6%)	$0.84 / 0.9%)	$0.84 / 0.9%)
0.675	17.86	254	$0.21 / (2.7%)	$0.83 / (2.7%)	$0.21 / (2.8%)	$0.83 / (2.2%)	$0.84 / (1.6%)	$0.84 / (1.6%)
0.800	19.68	282	$0.21 / (3.6%)	$0.82 / (3.7%)	$0.21 / (3.7%)	$0.82 / (3.3%)	$0.83 / (2.7%)	$0.83 / (2.7%)

Notes:
1. Earnings accretion/(dilution) reflects the impact of a Mercury financial scenario on the Street's existing view of Neptune's financial profile including proportionate impact of Mercury Base Case.
2. Neptune based on CSFB research dated 7/11/02.
3. Based on Robertson Stephens research dated 07/11/02.
4. Based on Mercury management estimates.
5. Exchange ratio illustrates stock portion of transaction.
6. Assumes tax rate of 38% and interest on cash of 3.0%.

Morgan Stanley

Synergies Required For Breakeven

Neptune: Consolidated Basis – Including Mercury

$MM, Except Per Share Data

Illustrative Exchange Ratio (4)	Implied Mercury Price	Value of Tendered Shares	Pre-Tax Synergies For No Dilution(1)(5): Street Case(2) 4Q02E	Street Case(2) CY2003E	Base Case(3) 4Q02E	Base Case(3) CY2003E	Upside Case(3) 4Q02E	Upside Case(3) CY2003E
All Stock								
0.675x	$9.86	$133	$1.0	$3.7	$1.0	$2.4	$1.0	$0.8
0.780	11.39	155	1.5	5.8	1.5	4.9	1.5	3.2
0.900	13.14	181	2.1	8.3	2.1	7.7	2.1	6.0
Stock and $8 in Cash								
0.200	10.92	148	NM	NM	NM	NM	NM	NM
0.400	13.84	192	0.5	1.3	0.5	NM	0.5	NM
0.600	16.76	237	1.4	5.5	1.5	4.1	1.5	2.4
0.675	17.86	254	1.8	7.1	1.9	5.8	1.9	4.2
0.800	19.68	282	2.4	9.7	2.5	8.8	2.5	7.1

Notes:
1. Earnings accretion/(dilution) reflects the impact of a Mercury financial scenario on the Street's existing view of Neptune's financial profile including proportionate impact of Mercury Base Case.
2. Based on Robertson Stephens research dated 07/11/02.
3. Based on Mercury management estimates.
4. Exchange ratio illustrates stock portion of transaction.
5. Assumes tax rate of 38% and interest on cash of 3.0%.

Section 2

Overview of Mercury

Overview of Mercury Financial Scenarios

Mercury Management Cases[1]


Subscriber Base
(000's)
2,000
1,500
1,000
500
0
Subscribers


Revenue
$MM
Growth
%
2002
2003
2004
2005
Street
Base
Upside
Base Case


Operating Income
$MM
Margin
%
125
100
75
50
25
0
40%
35%
30%
25%
20%
2002
2003
2004
2005
Street
Base
Upside
Base


EPS
$ / Share
Margin
%
2002
2003
2004
2005
Street
Base
Upside
Base Case

Note
1. Based on Mercury management estimates. Street estimates based on Robertson Stephens research dated 7/15/02

Overview of Mercury

Mercury Stock Price Performance

Last Twelve Months


Share Price
$
Volume
(000's)
45
40
35
30
25
20
15
10
5
0
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
9/18/01
NIMDA virus discovered
10/10/01
Reports Q3 revenue of $16.2MM, up 13% Q/Q. Earnings were $0.08 per share, beating consensus of $0.03. Subscribers total 1.22MM
1/16/02
Reports Q4 revenue of $14.4MM, up 15% Q/Q. FY01 revenues were $62.0MM, representing 32% Y/Y growth. Earnings of $0.09 per share in Q4 (beat consensus EPS of $0.05) and $0.14 per share in FY01. Total subscribers of 1.35MM
3/18/02
Neptune announces intention to initiate exchange offer for all outstanding public shares at 0.875 exchange ratio
3/26/02
Neptune announces that it is subject to a formal investigation by the SEC
3/29/02
Neptune commences exchange offer at 0.875 exchange ratio
4/10/02
Neptune proposes to raise exchange ratio to 0.78x
4/25/02
Neptune announces informal accounting investigation and withdrawal of Mercury exchange offer
7/1/02
Neptune announces plans to re-initiate exchange offer for Mercury at an exchange ratio of 0.78x
7/10/02
Mercury announces strong Q2 results, with EPS of $0.10, three cents above consensus and revenue of $20.7MM. Announces marketing and services agreement with AOL
7/15/02
Neptune raises offer to 0.90x
7/24/02
Announces expanded MSN relationship
8/12/02
Neptune raises offer to $3 in cash and 0.675 exchange ratio
8/21/01
9/21/01
10/21/01
11/21/01
12/21/01
1/21/02
2/21/02
3/21/02
4/21/02
5/21/02
6/21/02
7/21/02
8/21/02
Volume
Price

	Price at 8/21/2002	% Change Since 3/15/2002	% Change Since 4/9/2002
Mercury	$17.75	14%	8%
Websense	$18.99	(30%)	(18%)
Mercury Comps		(11%)	6%)
Neptune	$14.60	(47%)	(35%)
Neptune Comps		(34%)	(16%)
Nasdaq	1,409	(25%)	(19%)

Overview of Mercury

Mercury Comparable Stock Price Performance

Since Neptune's Initial Announcement of the Exchange Offer (March 18, 2002)

Indexed to 100 at 3/15/02



130
110
90
70
50
30
3/15/02
4/10/02
5/6/02
6/1/02
6/27/02
7/23/02
8/21/02
Mercury 14%
Mercury Comps (11%)
Nasdaq (25%)
Neptune Comps (34%)
Neptune (47%)
Mercury
Mercury Comps[1]
Neptune
Neptune Comps[2]
Nasdaq

Source: FactSet Research Systems

Notes
1. Mercury Comparables include eBay, Paypal, Surf Control, Websense and WebEx. Equal weights index due to eBay's relative size. Excludes Paypal after 7/5/02 to account for eBay acquisition (assumes Paypal is indexed to other comparables.)
2. Neptune Comparables include Symantec, Trend Micro, Check Point, BEA Systems, NetIQ, ISS Group and RSA Security. Index is market cap weighted

Overview of Mercury

Mercury Comparable Stock Price Performance

Last Twelve Months

	Price at 8/21/2002	% Change From 08/21/2001
Mercury	$17.75	22%
Websense	$18.99	5%
Mercury Comps		12%
Neptune	$14.60	1%
Neptune Comps		(25%)
Nasdaq	1,409	(23%)

Indexed to 100 at 8/15/02



300
250
200
150
100
50
0
8/21/01
10/21/01
12/21/01
2/21/02
4/21/02
6/21/02
8/21/02
Mercury 22%
Mercury Comps 12%
Neptune 1%
Nasdaq (23%)
Neptune Comps (25%)
Mercury
Mercury Comps[1]
Neptune
Neptune Comps[2]
Nasdaq

Source: FactSet Research Systems

Notes
1. Mercury Comparables include eBay, Paypal, Surf Control, Websense and WebEx. Equal weights index due to eBay's relative size. Excludes Paypal after 7/5/02 to account for eBay acquisition (assumes Paypal is indexed to other comparables.)
2. Neptune Comparables include Symantec, Trend Micro, Check Point, BEA Systems, NetIQ, ISS Group and RSA Security. Index is market cap weighted

Mercury Analyst Estimates(1)

- **Research analysts have generally highlighted Mercury's scalable and profitable business model**

			12 Month	Revenue			EPS		
Date	Research	Rating	Price Target	3Q02	FY02	FY03	3Q02	FY02	FY03
7/16	Legg Mason Wood Walker Todd Weller	Buy	$18	NA	$85.0	$108.0	$0.10	$0.38	$0.46
7/16	Summit Analytic Partners Richard Williams	Buy	NA	NA	87.2	NA	0.10	0.39	NA
7/11	Needham Richard Davis	Buy	$20	$21.7	85.0	113.2	0.10	0.37	0.47
7/11	Robertson Stephens Dane Lewis	Market Perform	NA	22.0	85.2	110.0	0.10	0.37	0.47
	Management – Base Case			$21.8	$86.9	$127.6	$0.10	$0.37	$0.49
	I/B/E/S Mean				86.6	108.9	0.10	0.37	0.46
	First Call						0.10	0.37	0.46

Overview of Mercury

Comparable Companies Analysis

Mercury and its Comparables (1)(3)

CY2002E Aggregate Value/Revenue
X



15.2
6.1
5.3
4.3
3.8
2.3
Implied Offer: 9.1x
Median: 4.3x
15
10
5
0
EBAY
Mercury(1)
WBSN
PYPL(2)
WEBX
SRF

CY2003E Aggregate Value/Revenue
X



10.5
4.1
3.7
3.1
2.6
1.7
Implied Offer: 6.1x
Median: 3.1x
12
10
8
6
4
2
0
EBAY
Mercury(1)
WBSN
PYPL(2)
WEBX
SRF

CY2002E P/E
X



75
55
47
35
34
31
Implied Offer: 48.2x
Median: 47.2x
80
60
40
20
0
EBAY
WEBX
PYPL(2)
Mercury(1)
SRF
WBSN

CY2003E P/E
X



52
32
27
26
26
11
Implied Offer: 36.8x
Median: 26.6x
60
50
40
30
20
10
0
EBAY
WBSN
PYPL(2)
Mercury(1)
WEBX
SRF

Notes
1. Medians exclude Mercury. Mercury multiples based on August unaffected price (as of 8/12/02) and Base Case. Current multiples as of 8/21/02 and based on latest Street research. Implied offer based on $8 in cash plus 0.675 of Neptune's share price as of 8/21/02.
2. Paypal current multiples based on price as of 7/5/02 indexed to comparables (to account for eBay acquisition announcement).
3. Comparable universe excludes Yahoo! which currently trades at 7.2x, 6.0x, 107.5x and 58.6x CY'02, CY'03 revenue and P/E multiples, respectively. Also excludes TMP Worldwide which trades at 0.9x, 0.8x, 17.3x and 14.1x and Register.com which trades at P/E multiples of 34.3x and 23.3x.

Overview of Mercury

Precedent Minority Buy Backs

Price Premia[1]

One-Day Price Premia

%


150%
120%
90%
60%
30%
0%
55%
53%
53%
53%
42%
31%
28%
26%
26%
21%
August Offer: 20% (2)
Median: 24.7%

10-Day Average Price Premia

%


120%
90%
60%
30%
0%
(30%)
129%
111%
64%
58%
52%
40%
38%
32%
27%
21%
20%
August Offer: 19% (2)
Median: 27.3%

Notes

1. Selected precedent minority buy back transactions from 2000 to 2002 year to date; based on publicly available information from Securities Data Corporation; measures premia of final offer price.
2. Based on premium of offer price at announcement (8/12/02) over August unaffected price (8/12/02).

Overview of Mercury

Precedent Minority Buybacks

10-Day Exchange Ratio Premia

%


80%
60%
40%
20%
0%
(20%)
68%
22%
6%
(9%)
(13%)
August Offer: 21% (2)
Median: 9.1%

Subsequent Changes in Offers

%


120%
100%
80%
60%
40%
20%
0%
0%
0%
20%
21%
0%
1%
0%
17%
0%
15%
2%
0%
0%
19%
0%
22%
20%
Neptune Offer Increase: 108% (3)
Median 17%

Pre-negotiated/pre-arranged/"neutral" position transactions

Transactions negotiated post announcement of intention to purchase

Notes

1. Selected precedent minority buy back transactions from 2000 to 2002 year to-date based on publicly available information from Securities Data Corporation; measures premia at final offer price
2. Based on premium of exchange ratio at announcement (8/12/02) over Mercury 10-day average exchange ratio as of August unaffected price (8/12/02).
3. Based on exchange ratio increased from initial offer (0.6/5x). Implied offer exchange ratio as of announcement (8/12/02).

Section 3

Overview of Neptune

Overview of Neptune

Neptune Stock Price Performance

Last Twelve Months


Share Price
$
Volume
(000's)
35
30
25
20
15
10
5
0
25,000
20,000
15,000
10,000
5,000
0
8/21/01
9/21/01
10/21/01
11/21/01
12/21/01
1/21/02
2/21/02
3/21/02
4/21/02
5/21/02
6/21/02
7/21/02
8/21/02
Volume
Price
9/18/01 NIMDA virus discovered
10/11/01 Neptune returns to profitability and reports Q3 revenue of $190MM excluding Mercury. Earnings were $1.9MM, or $0.05 per share, beating consensus of break-even for the qtr.
12/3/01 Gene Hodges named President. Art Matin joins as Head of Mercury (corporate) Division. CFO Stephen Richards takes additional role of COO
12/31/01 PGP business shutdown and reintegrated into Neptune
1/17/02 Announces Q4 revenue of $241 and FY01 revenue of $772MM, excluding Mercury. Earnings in Q4 were $0.23 per share, beating consensus of $0.03. Company raises revenue guidance for FY02 by $80MM to an expected range of $880-$890MM, excluding Mercury. Announces move to NYSE
2/13/02 Announces sale of Gauntlet Firewall and VPN business to Secure Computing for undisclosed amount
3/18/02 Announces plan to acquire publicly held shares of Mercury. Offers 0.675 shares of Neptune common stock for each Class A share of Mercury. Approximately 20% premium based on 3/15/02 closing stock price
3/26/02 Neptune announces that it is subject to a formal investigation by the SEC
4/25/02 Neptune announces internal accounting investigation and withdrawal of Mercury exchange offer
7/1/02 Neptune announces plans to initiate exchange offer for Mercury at an exchange ratio of 0.78x
7/11/02 Neptune announces Q2 EPS of $0.12, inline with consensus estimates and revenue of $212MM. Management also lowers Q3 guidance to $0.11-$0.13 per share vs. expectations of $0.14 and revenues to $205-$215 vs. consensus of $231
7/15/02 Neptune raises offer to 0.90x
8/12/02 Neptune raises offer to $8 in cash and 0.675 exchange ratio

Overview of Neptune

Neptune Street Estimates(1)

Date	Research	Rating	12 Month Price Target	Revenue 3Q02	Revenue FY02	Revenue FY03	EPS 3Q02	EPS FY02	EPS FY03
8/19	CS First Boston Todd Raker	Buy	$19	NA	NA	NA	$0.11	$0.51	$0.75
8/19	Brean Murray Frederick Ziegel	Buy	$20	NA	$864.7	NA	NA	NA	NA
8/16	Legg Mason Wood Walker Todd Weller	Buy	$25	NA	865.6	$998.4	0.12	0.52	0.78
8/16	RBC Capital Markets Stephen Sigmond	Outperform	$20	$210.3	852.4	965.5	0.12	0.48	0.70
8/14	Janney Montgomery Scott Joel Fishbein	Buy	$32	NA	NA	NA	0.12	0.52	0.81
8/13	US Bancorp Piper Jaffrey C. Eugene Munster	Outperform	$20	210.0	875.2	980.0	0.13	0.54	0.70
8/13	Summit Analytic Partners Richard Williams	Buy	NA	215.0	883.4	989.5	0.12	0.47	0.67
8/13	Prudential Securities Michael Turits	Hold	$15	205.0	834.0	NA	0.12	0.50	0.75
8/13	AG Edwards Robert Breza	Buy	$18	NA	850.0	930.1	0.11	0.50	0.70
8/13	Bear Stearns Bob Lam	Neutral	NA	207.0	852.0	961.0	0.10	0.46	0.62
8/13	Wachovia Securities Christopher Russ	Strong Buy	$17	212.7	874.7	1022.6	0.12	0.53	0.80
8/5	Banc of America Securities Robert Stimson	Market Perform	NA	210.0	845.3	884.6	0.12	0.50	0.60
7/12	Pacific Crest Rob Owens	Buy	$30	210.0	874.2	1,010.0	0.12	0.53	0.80
7/12	Soundview Walter Pritchard	Outperform	$21	215.0	875.2	985.0	0.13	0.55	0.84
7/12	First Albany Matt Barzowskas	Neutral	NA	NA	866.0	979.0	0.11	0.51	0.61
7/12	First Analysis Howard Smith	Accumulate	$18	210.0	872.2	1,003.0	0.11	0.52	0.82
	Mean			$210.5	$861.7	$975.7	$0.12	$0.51	$0.73
	Median			210.0	865.1	982.5	0.12	0.51	0.75

Note
1. Available research as of 8/20/02. All research excludes impact of Mercury in Neptune financial projections. Ratings colored red represent downgrades since Neptune earnings release. Black indicates no change.

Selected Research Commentary

Neptune

Analyst Commentary

Higher Tender Offer…

- "There have been numerous stumbling blocks over the course of this deal, but the 20% premium now offered for the remaining shares of Mercury should be enough to satisfy the Special Committee advising Mercury. With a minimal dilutive effect on Neptune's earnings, this deal will unify the Mercury anti-virus product offering and allow both entities to take full advantage of a strong anti-virus market." – *Janney Montgomery Scott, 8/14/02*
- "We believe that the Neptune-Mercury deal will likely get done and that it should remove one of the overhangs on Neptune's stock. We like the use of cash and the lower exchange rate given the depressed levels of Neptune's stock and we continue to believe that the recombination of the two companies makes sense from both a business and a customer standpoint, especially with respect to the consumer and SME antivirus market segment." – *Legg Mason, 8/13/02*
- "We see today's dramatic sweetening of the deal as an attempt to deliver a knock-out blow. While the day-to-day events of this proposed acquisition have been difficult to predict, we are inclined to believe that today's offer will bring this transaction to a close… The uncertainty surrounding the Mercury transaction has pressured Neptune shares over recent weeks. In light of today's 'knock-out' offer and current valuation, we find Neptune shares attractive at current levels." – *U.S. Bancorp Piper Jaffray, 8/13/02*
- "We had hoped this issue would come to an end shortly and believe this offer may be adequate for Mercury shareholders. We view this recombination of the Mercury subsidiary as a strategically significant and would like to see the combination complete." – *Prudential Securities, 8/13/02*

…And Benefits to Recombination

- "We believe this acquisition would present positive synergies for the combined company, as it would increase Neptune's competitive positioning vs. Symantec in the consumer and small business segments, where recently – despite subscriber growth to 1.2MM – Mercury has been outspent and out maneuvered by Symantec" – *A.G. Edwards, 8/13/02*
- "This merger will benefit both companies in several ways. First, customer confusion over the difference between Neptune's Mercury line of products and the products of Mercury will be eliminated. Second, Neptune will be able to better target small and medium enterprise customers by taking advantage of Mercury's ASP model. Third, sales channel conflicts should be alleviated once both entities are under the same roof. Fourth, Mercury will benefit from the deeper marketing resources of Neptune, as both entities will form a unified front for customers." – *Janney Montgomery Scott, 8/14/02*

Appendix A

Appendix

Comparable Companies Analysis

Trading Statistics

Trading Statistics of Selected Comparable Companies
(USD MM, except share price, percents and ratios)

Company (fiscal year end)	Current Price 8/21/2002	Discount to LTM High	Premium to LTM Low	Market Value	Aggregate Value	P/E Ratio CY2002E	P/E Ratio CY2003E	Aggregate Value / Sales CY2002E	Aggregate Value / Sales CY2003E	Est. 5 Yr Growth Rate	CY2003E P/E / 5 Yr Growth
Neptune: Street Perspective - Ex. Mercury (12/01)	$11.68			$1,846	$1,407	228 x	155 x	1.6 x	1.5 x	20.5%	0.76 x
Neptune: Consolidated Basis - Inc. Mercury	$14.60	(32.1%)	54.5%	2,308	1,752	249	17.2	1.8	1.6	20.5%	0.84
Mercury: Street Case (12/01)	$17.75	(58.4%)	81.3%	891	774	480	39.4	9.0	7.1	N.A	N.A
Mercury: Base Case (12/01)	$17.75	(58.4%)	81.3%	891	774	480	36.6	9.0	6.1	N.A	N.A
Subscription / Recurring / Low ASP Companies											
eBay (12/01) (2)	$60.40	(17.0%)	49.2%	$17,692	$16,989	746 x	52.1 x	15.2 x	10.5 x	300%	1.04 x
Paypal Indexed (12/01)	$17.00	(44.2%)	45.7%	1,072	954	472	26.6	4.3	3.1	400%	0.66
Webex Inc Com (12/01)	$13.66	(63.9%)	20.9%	592	536	548	25.8	3.8	2.8	400%	0.64
Websense (12/01)	$18.99	(45.7%)	99.7%	448	328	311	32.2	5.3	3.7	300%	0.64
Surfcontrol (06/01)	3.45	(49.6%)	43.8%	181	149	345	11.2	2.3	1.7	N.A	N.A
Mean:		(44.1%)	51.0%			483 x	29.6 x	6.2 x	4.3 x	45.0%	0.75 x
Median:		(45.7%)	43.8%			472	26.6	4.3	3.1	45.0%	0.65
Mid-range ASP / Security Software License Companies											
Symantec (03/02)	$34.36	(20.3%)	117.8%	$5,320	$4,303	237 x	21.7 x	3.5 x	3.0 x	190%	1.14 x
Check Point Software (12/01) (7)	$18.39	(62.8%)	77.3%	4,696	3,574	177	16.9	8.0	7.0	180%	0.94
Trend Micro (12/01)	$23.96	(22.6%)	71.1%	3,163	2,889	507	38.4	8.0	6.6	N.A	N.A
BEA Systems (01/02)	$6.84	(69.6%)	46.2%	2,836	2,312	250	18.6	2.5	2.2	250%	0.72
NetIQ (06/02) (8)	$21.29	(44.8%)	28.3%	1,187	711	284	23.5	3.7	3.1	350%	0.67
Internet Security Systems (12/01)	$18.15	(56.3%)	117.4%	897	723	395	32.4	3.0	2.6	250%	1.30
RSA Security (12/01)	$3.19	(84.0%)	31.3%	178	184	N.M.	39.4	0.8	0.7	150%	2.63
Mean:		(51.5%)	69.8%			308 x	27.2 x	4.2 x	3.6 x	22.8%	1.23 x
Median:		(56.3%)	71.1%			267	23.5	3.5	3.0	22.0%	1.04
Large Deal-Size Enterprise Software Companies											
SAP (12/01)	$20.96	(46.3%)	30.3%	$26,349	$25,184	339 x	26.7 x	3.4 x	3.2 x	170%	1.57 x
Computer Associates (03/02)	$11.33	(70.8%)	61.7%	6,582	9,051	5418	33.3	2.9	2.8	150%	2.22
PeopleSoft (12/01)	$19.50	(54.4%)	43.3%	6,296	4,801	355	33.1	2.4	2.4	250%	1.32
Siebel Systems (12/01)	$9.41	(75.5%)	27.2%	4,041	3,247	324	42.8	2.0	2.1	225%	1.90
JD Edwards (10/01)	$11.85	(35.8%)	97.5%	1,422	1,134	450	35.6	1.2	1.1	190%	1.88
Tibco Software (11/01) (1)	$4.61	(72.7%)	9.7%	1,018	374	5332	N.M.	1.4	1.3	300%	N.M.
i2 Technologies (12/01)	$1.18	(87.9%)	75.8%	600	379	N.M.	N.M.	0.8	0.9	250%	N.M.
Manugistics (02/02)	$3.94	(58.9%)	8.2%	275	317	N.M.	N.M.	1.0	1.0	284%	N.M.
Mean:		(62.8%)	41.4%			1369 x	34.3 x	1.9 x	1.8 x	22.7%	1.78 x
Median:		(64.8%)	36.8%			402	33.3	1.7	1.7	23.8%	1.88

Appendix

Chronology of Events

Since Neptune's Initial Exchange Offer (March 18, 2002)

Events

	Date	Description
1	March 18	Neptune announces intention to initiate exchange offer for all outstanding public shares of Mercury at an exchange ratio of 0.675
2	March 25	Mercury Special Committee states preliminary review of offer suggests initial bid to be "inadequate"
3	March 26	Neptune discloses SEC investigation and intent to postpone the exchange offer for Mercury shares
4	March 29	Neptune commences exchange offer for Mercury at 0.675 exchange ratio
5	April 10	Neptune proposes to raise exchange ratio to 0.78, Mercury Special Committee determines revised offer is adequate and recommended acceptance of the offer in their 14d-9
6	April 10	Mercury announces 1Q'02 revenue of $18.8MM and EPS of $0.08, beating consensus expectations by $0.02 per share
7	April 25	Neptune announces internal accounting investigation and withdrawal of Mercury exchange offer
8	May 17	Neptune announces results of internal accounting investigation, restating financial statements for 1999, 2000 and 2001
9	July 1	Neptune announces plans to initiate exchange offer for Mercury at an exchange ratio of 0.78x
10	July 2	Neptune commences exchange offer
11	July 10	Mercury announces strong Q2'02 results, with EPS of $0.10, three cents above consensus expectations and revenue of $20.7MM, in line with consensus estimates
12	July 11	Neptune announces Q2'02 results in line with consensus estimates: EPS of $0.12 and revenue of $212MM. Management also lowered Q3 guidance to $0.11 - $0.13 per share vs. expectations of $0.14 and revenues of $205-$215MM vs. consensus expectations of $231MM. Stated CY02 revenue will be at the low end of previously stated guidance of $875-$900MM but held EPS estimates of $0.50 to $0.55
13	July 12	Neptune increases its exchange offer to 0.85x after market close to match then current Mercury trading price
14	July 15	Neptune increases its exchange offer to 0.90x
15	July 16	Mercury Special Committee recommends against proposal
16	July 31	First offer expires with only 4% of shares tendered. Offer extended to August 13
17	August 12	Neptune increases its offer to $8 in cash and a 0.675 exchange ratio


Mercury Share Price
$
Volume
(000 s)
25
20
15
10
5
0
12,000
10,000
8,000
6,000
4,000
2,000
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
3/15/02
4/15/02
5/16/02
6/16/02
7/17/02
8/21/02
Volume
Price

Appendix

Merger Arbitrage Perspective

Since Initial Exchange Offer

Chronology of Offers

Date	Exchange Ratio	Incremental Incr. in Value of Proposal	Premium to Prior Day
3/18/02	0.675x		19.9%
04/10/02	0.780	15.6%	6.4%
07/01/02	0.780	0.0%	2.7%
7/15/02	0.900	15.4%	5.8%
8/12/02	$3cash + 0.675x	55.7%	20.2%

- "This is our absolutely best and final offer"

  George Samenuk, 8/13/02

Spread: Mercury Share Price vs. Exchange Offer Value


$
$21
$19
$17
$15
$13
$11
$9
19.9%
(5.1%)
(8.8%)
(7.9%)
6.4%
(8.0%)
20.2%
Current Spread: 0.6%
3/20/02 (before Market open)
3/29/02
4/10/02
5/17/02
7/2/02
7/10/02
8/12/02
7/15/02
3/18/02 (before Market open)
4/25/02
7/1/02
7/11/02
03/15.02
04/04.02
04/23.02
05/10.02
05/30.02
06/18.02
07.08.02
07.25.02
8/21/02

Morgan Stanley

Appendix

Mercury Discounted Equity Value

Management – Base Case

$MM, Except Per Share Data

Mercury Price(1)	$17.75
CY 2003E EPS	$0.40
CY 2003E P/E	32.0x

		CY2004 EPS Estimates			CY2005 EPS Estimates		
		20% Decrease	Mercury(2)	20% Increase	20% Decrease	Mercury(2)	20% Increase
		$0.56	$0.70	$0.84	$0.74	$0.93	$1.12
Forward P/E	Discount Rate	NPV Per Mercury Share(3)(4)					
20.0 x	Nominal	$11.21	$14.02	$16.82	$14.88	$18.60	$22.32
	15.0%	9.75	12.19	14.63	11.25	14.06	16.88
25.0	Nominal	$14.02	$17.52	$21.03	$18.60	$23.25	$27.90
	15.0%	12.19	15.24	18.28	14.06	17.58	21.10
30.0	Nominal	$16.82	$21.03	$25.23	$22.32	$27.90	$33.48
	15.0%	14.63	18.28	21.94	16.88	21.10	25.32

Notes:
1. Mercury share price as of [illegible]
2. Mercury based on Management estimates.
3. Assumes discount rate of 15.0% (Mercury cost of equity is [illegible])
4. Discounted 1 and 2 years, respectively.

Morgan Stanley

Appendix

Neptune Discounted Equity Value

$MM, Except Per Share Data

Street Perspective - Ex. Mercury	
Adjusted Neptune Price(1)	$11.88
CY2003E EPS	$0.76
CY2003E P/E	16.6x

Forward P/E	Discount Rate	CY2004 EPS Estimates: 20% Decrease $0.73	CY2004 EPS Estimates: Neptune(2) $0.91	CY2004 EPS Estimates: 20% Increase $1.09	CY2006 EPS Estimates(5): 20% Decrease $0.88	CY2006 EPS Estimates(5): Neptune(2) $1.09	CY2006 EPS Estimates(5): 20% Increase $1.31
		NPV Per Mercury Share(3)(4)					
15.0 x	Nominal	$10.89	$13.62	$16.34	$13.13	$16.41	$19.69
	15.0%	9.47	11.84	14.21	9.92	12.41	14.89
18.5	Nominal	$13.43	$16.79	$20.15	$16.19	$20.23	$24.28
	15.0%	11.68	14.60	17.52	12.24	15.30	18.36
22.0	Nominal	$15.98	$19.97	$23.96	$19.25	$24.06	$28.88
	15.0%	13.89	17.36	20.84	14.56	18.20	21.83

Notes:
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]
5. [illegible]

Morgan Stanley

Appendix

Pro Forma Financials

Consolidated Basis – Including Mercury

$ MM	CYQ402E			CY2003E		
	Neptune Consolidated(1)	Mercury Base Case(2)	Pro Forma Consolidated	Neptune Consolidated(1)	Mercury Base Case(2)	Pro Forma Consolidated
Revenue	$265	$25	$265	$1,079	$128	$1,079
Operating Income	$44	$8	$44	$189	$39	$189
Operating Margin	*16.7%*	*30.5%*	*16.7%*	*17.5%*	*30.6%*	*17.5%*
Net Income	$39	$5	$40	$153	$26	$162
Net Margin	*14.7%*	*20.5%*	*15.3%*	*14.2%*	*20.2%*	*15.0%*

Notes:
1. Neptune based on CSFB research dated 7/11/02.
2. Mercury based on Management estimates.

Morgan Stanley

Appendix

Precedent Minority Buy Backs

$MM, Except Per Share Amounts

Date Announced	Date Effective	Target	Acquiror	Form of Consid.	Percentage Sought	Initial Bid Per Share	Initial XR Per Share	Value of Tendered Shares	Implied Equity Value	Price Premium 1-Day Prior	Price Premium 10-Day Average	Price Premium 30-Day Average	Price Premium 60-Day Average	X-Ratio Premium 10-Day Average	X-Ratio Premium 30-Day Average	X-Ratio Premium 60-Day Average	X-Ratio Premium 90-Day Average	Bid Prem. 1-Day Post Announce	Final Bid Per Share (6)	% Increase In Offer
6/12/02	Pending	Swiss Army Brands	Victorinox AG	Cash	32%	$9.00		527	$65	41.7%	42.5%	42.2%	40.4%					(0.3%)	$9.00	0.0%
2/19/02	Pending	Travelocity	Sabre Holdings	Cash	30%	23.00		432	1,430	45.0%	40.1%	23.0%	17.0%					(1.7%)	28.00	21.7%
2/4/02	Pending	Intimate Brands	Limited	Stock	16%	16.57	1.046	1,645	10,281	11.6%	15.3%	23.4%	30.0%	12.2%	11.3%	9.7%	10.6%	2.1%	16.52	5.2%
11/7/01	1/8/02	Aquila (Old)	Utilicorp Aquila	Stock	20%	21.08	0.690	414	2,070	15.0%	7.4%	(3.4%)	(12.0%)	0.0%	(7.7%)	(11.0%)	(13.3%)	0.7%	21.08	0.0%
10/12/01	3/15/02	Liberty Digital	Liberty Media Corp	Stock	40%	3.23	0.250	100	667	30.1%	4.0%	(17.1%)	(25.0%)	0.0%	(10.4%)	(15.2%)	(17.3%)	14.4%	3.23	0.0%
10/10/01	11/23/01	TD Waterhouse	Toronto Dominion	Cash	11%	9.00		403	3,598	59.2%	62.5%	38.2%	16.5%					12.5%	9.50	5.6%
10/4/01	12/19/01	TyCom	Tyco Intl	Stock	11%	14.00	1.000	100	7,762	38.7%	39.0%	43.5%	21.1%	18.4%	49.0%	32.0%	20.3%	(3.0%)	14.04	4.3%
10/2/01	2/20/02	Spectra-Physics	Thermo Electron Corp	Cash	20%	20.00		63	311	27.8%	0.7%	(11.7%)	(12.9%)					(4.1%)	17.50	0.0% (1)
10/01	12/10/01	Liberty Financial Companies	Liberty Mutual Insurance	Cash	30%	33.70		536	1,767	3.1%	1.2%	(6.0%)	(13.0%)					3.2%	33.70	0.0%
5/23/01	9/26/01	Unigraphics Solutions Inc.	Electronic Data Systems	Cash	14%	27.00		200	1,493	52.0%	64.4%	75.9%	71.4%					(0.0%)	32.50	20.4%
5/29/01	6/22/01	CSFBdirect (formerly DLJdirect)	CSFB	Cash	18%	4.00		110	611	140.0%	111.0%	64.2%	54.7%					(5.2%)	6.00	50.0%
2/1/01	5/20/01	Westfield America	Westfield America Trust	Cash	22%	16.00		1,061	4,671	12.6%	11.7%	12.5%	16.7%					12.6%	16.25	1.6%
10/27/00	3/16/01	Azurix Corp (Enron Corp)	Enron Corp	Cash	37%	7.00		350	940	135.1%	126.4%	103.5%	76.0%					6.7%	8.38	19.6%
9/25/00	3/9/01	Ford Credit (Ford Motor Co)	Ford Motor Co.	Cash	19%	30.00		734	3,903	46.4%	41.5%	21.9%	16.0%					(5.1%)	35.50	18.3%
8/14/00	7/13/01	BHC Communications Inc.	News Corp Ltd	Cash/Stock	24%	176.00	2.054	888	3,715	28.7%	20.4%	10.0%	10.0%	22.2%	22.7%	20.7%	19.4%	(5.0%)	176.00	0.0% (2)
3/28/00	6/27/00	Hartford Life (ITT Hartford)	Hartford Financial Svcs	Cash	20%	44.00		1,325	6,760	27.3%	27.3%	40.6%	33.2%					(2.4%)	50.50	14.8%
3/22/00	11/6/00	Homestead Village Inc.	Security Capital Group	Cash	28%	3.40		157	563	52.0%	59.5%	70.6%	75.3%					6.3%	4.10	20.6%
3/21/00	4/20/00	Travelers Property Casualty	Citigroup Inc.	Cash	15%	41.50		2,449	16,327	24.5%	32.0%	32.4%	25.0%					14%	41.95	1.1%
3/16/00	8/15/00	Vastar Resources Inc.	BP Amoco Inc.	Cash	20%	71.00		1,570	7,820	31.0%	33.4%	52.0%	49.0%					(0.6%)	83.00	16.9%
3/14/00	6/20/00	Howmet Intl Inc.	Alcoa Inc.	Cash	15%	18.75		349	1,847	0.5%	0.0%	13.5%	14.7%					(6.3%)	21.00	12.0% (3)
2/14/00	9/13/00	Cumtrane (Medical Manager)	Healtheon/WebMD	Stock	31%	71.50	1.300	1,884	6,077	5.2%	3.0%	(3.0%)	0.0%	15.0%	(14.9%)	(16.2%)	(13.7%)	(0.7%)	71.50	0.0%
2/2/00	10/30/00	Thermo Instrument Systems	Thermo Electron Corp	Stock	11%	20.46	0.850	832	7,303	2.2%	6.0%	16.7%	40.2%	(12.1%)	(15.6%)	(0.5%)	(1.0%)	(7.3%)	20.46	0.0%
1/31/00	6/30/00	Thermedics	Thermo Electron Corp	Stock	24%	9.00	0.450	160	665	54.2%	21.3%	29.1%	56.5%	(9.1%)	(0.5%)	4.0%	9.5%	(3.5%)	9.00	0.0%
								Mean		30.7%	30.0%	30.7%	20.8%	12.9%	2.7%	2.0%	1.8%	0.2%		9.2%
								Median		28.7%	21.3%	23.4%	21.1%	9.1%	(6.1%)	(0.3%)	4.0%	(0.7%)		4.5%

Notes

1. Offer was revised due to impact of events of 9/11 on trading prices
2. Shareholders had the option to elect to receive, for each target share, $176 in cash, $88 in cash and 2.228 ADRs, or 3.378 ADRs; the elections were subject to the limitation that 40% and 60%, respectively, of the total consideration was to be paid in cash and ADRs
3. Alcoa twice amended its original offer of $18.75 to $20.00 and $21.00

Appendix

Trading Spread

Offer Price vs. Actual Prices

Share Prices

Date	Neptune	Mercury	Implied Offer (1)	% Spread	$ Spread	Implied X-Ratio
07/01/02	$17.62	$13.60	$13.74	1.1%	$0.14	0.772x
07/02/02	17.70	13.76	13.81	0.3%	0.05	0.777
07/03/02	19.02	14.72	14.84	0.8%	0.12	0.774
07/05/02	19.60	15.16	15.29	0.8%	0.13	0.773
07/08/02	18.99	14.53	14.81	1.9%	0.28	0.765
07/09/02	18.20	14.17	14.20	0.2%	0.03	0.779
07/10/02	17.70	13.85	13.81	(0.3%)	(0.04)	0.782
07/11/02	14.45	11.68	11.27	(3.5%)	(0.41)	0.808
07/12/02	14.00	11.91	10.92	(8.3%)	(0.99)	0.851
07/15/02	12.75	10.94	9.95	(9.1%)	(0.99)	0.858
07/16/02	12.25	11.88	11.03	(7.2%)	(0.86)	0.970
07/17/02	12.74	12.63	11.47	(9.2%)	(1.16)	0.991
07/18/02	11.41	11.55	10.27	(11.1%)	(1.28)	1.012
07/19/02	11.37	12.25	10.23	(16.5%)	(2.02)	1.077
07/22/02	10.95	11.67	9.86	(15.6%)	(1.82)	1.066
07/23/02	10.10	10.61	9.09	(14.3%)	(1.52)	1.050
07/24/02	10.88	12.14	9.79	(19.3%)	(2.35)	1.116
07/25/02	10.58	12.24	9.52	(22.2%)	(2.72)	1.157
07/26/02	11.02	12.38	9.92	(19.9%)	(2.46)	1.123
07/29/02	11.53	13.30	10.38	(22.0%)	(2.92)	1.154
07/30/02	12.18	13.79	10.96	(20.5%)	(2.83)	1.132
07/31/02	12.15	13.09	10.94	(16.5%)	(2.16)	1.077
08/01/02	11.41	13.17	10.27	(22.0%)	(2.90)	1.154
08/02/02	11.13	13.06	10.02	(23.3%)	(3.04)	1.173
08/05/02	10.65	12.50	9.59	(23.3%)	(2.92)	1.174
08/06/02	10.90	12.99	9.81	(24.5%)	(3.18)	1.192
08/07/02	10.95	12.60	9.86	(21.8%)	(2.75)	1.151
08/08/02	11.17	12.97	10.05	(22.5%)	(2.92)	1.161
08/09/02	10.66	12.63	9.59	(24.0%)	(3.04)	1.185
08/12/02	11.01	12.84	9.91	(22.8%)	(2.93)	1.166
08/13/02	10.34	14.89	14.98	0.6%	0.09	1.440
08/14/02	10.71	15.02	15.23	1.4%	0.21	1.402
08/15/02	12.50	16.07	16.44	2.3%	0.37	1.286
08/16/02	13.70	17.36	17.25	(0.6%)	(0.11)	1.267
08/19/02	14.41	17.62	17.73	0.6%	0.11	1.223
08/20/02	13.80	17.10	17.32	1.3%	0.22	1.239
08/21/02	14.60	17.75	17.86	0.6%	0.11	1.216

Note:
1. Exchange ratio of 0.78x until 7/15/02 and 0.90x starting on 7/16/02. Beginning on 8/13/02, implied offer calculated as $8 in cash and 0.675 shares.

Morgan Stanley

Appendix

Neptune Financial Model

Street Case(1)

$MM, Except Per Share Data	2002				2003				Calendar Year		
	3/02A	6/02A	9/02E	12/02E	3/03E	6/03E	9/03E	12/03E	2001A	2002E	2003E
Total Revenue	$201.9	$212.3	$210.0	$240.0	$220.0	$230.0	$235.0	$266.0	$772.5	$864.2	$951.0
COGS	35.4	34.8	33.6	38.4	34.1	35.7	35.3	39.9	137.8	142.2	144.9
Gross Profit	$166.5	$177.5	$176.4	$201.6	$185.9	$194.4	$199.8	$226.1	$634.7	$722.0	$806.1
Research & Development	31.0	31.1	31.5	31.8	31.9	32.1	32.3	32.5	127.1	125.4	128.9
Sales & Marketing	99.7	105.2	105.2	110.4	106.0	106.0	106.3	115.0	413.0	420.5	433.4
General & Administrative	22.0	22.5	22.6	22.8	23.4	23.6	23.5	24.0	91.9	89.9	94.4
Operating Expenses	152.7	158.8	159.3	165.0	161.3	161.7	162.2	171.5	632.0	635.8	656.7
Operating Income(2)	$13.8	$18.7	$17.1	$36.6	$24.6	$32.7	$37.6	$54.6	$2.7	$86.2	$149.4
Other Income/(Expense)	6.1	7.0	7.5	7.6	7.7	7.8	8.0	8.2	27.9	28.2	31.7
Pre tax Income(2)	$19.9	$25.7	$24.6	$44.2	$32.3	$40.5	$45.6	$62.8	$30.6	$114.4	$181.1
Income Taxes	4.0	5.1	4.9	8.8	9.8	11.8	11.4	12.3	8.8	22.9	45.3
% tax rate	20.0%	20.0%	20.0%	20.0%	30.2%	29.2%	25.0%	19.6%	28.7%	20.0%	25.0%
Net Income(2)	$15.9	$20.5	$19.7	$35.4	$22.5	$28.7	$34.2	$50.5	$21.8	$91.5	$135.9
EPS(2)	$0.09	$0.12	$0.11	$0.20	$0.13	$0.16	$0.19	$0.28	$0.14	$0.51	$0.75
Avg. FD Shares Outstanding	171.1	177.0	178.8	179.8	180.0	180.3	180.5	181.0	158.3	178.8	180.4
Median of Available Research Estimates				$0.20						$0.51	$0.75
% of Total Revenue											
Gross Profit	82.5%	83.6%	84.0%	84.0%	84.5%	84.5%	85.0%	85.0%	82.2%	83.5%	84.8%
Research & Development	15.4%	14.6%	15.0%	13.3%	14.5%	14.0%	13.8%	12.2%	16.5%	14.5%	13.6%
Sales & Marketing	49.4%	49.6%	50.1%	46.0%	48.2%	46.1%	45.3%	43.2%	53.5%	48.7%	45.6%
General & Administrative	10.9%	10.6%	10.8%	9.5%	10.6%	10.2%	10.0%	9.0%	11.9%	10.4%	9.9%
Operating Expenses	75.6%	74.8%	75.9%	68.8%	73.3%	70.3%	69.0%	64.5%	81.8%	73.6%	69.0%
Operating Income(2)	6.8%	8.8%	8.2%	15.3%	11.2%	14.2%	16.0%	20.5%	0.3%	10.0%	15.7%
Net Income(2)	7.9%	9.7%	9.4%	14.7%	10.2%	12.5%	14.6%	19.0%	2.8%	10.6%	14.3%

Notes

1. [illegible]
2. [illegible]

Mercury Financial Model

Street Case(1)

$MM, Except Per Share Data	2001				Fiscal Year Ended Dec 31 2002				2003				Calendar Year		
	3/01A	6/01A	9/01A	12/01A	3/02A	6/02A	9/02E	12/02E	3/03E	6/03E	9/03E	12/03E	2001A	2002E	2003E
Total Revenue	$12.8	$14.4	$16.2	$18.6	$18.8	$20.7	$22.0	$23.7	$25.1	$26.5	$28.3	$30.1	$62.0	$85.2	$110.0
COGS	6.2	4.2	4.8	5.1	5.2	4.9	5.5	5.9	6.3	6.6	7.1	7.5	20.3	21.5	27.5
Gross Profit	$6.6	$10.2	$11.4	$13.5	$13.6	$15.8	$16.5	$17.8	$18.8	$19.9	$21.3	$22.6	$41.7	$63.7	$82.5
Sales & Marketing	2.4	3.2	3.4	2.9	2.6	2.8	3.3	3.6	3.9	4.0	4.2	4.4	11.9	12.3	16.4
Research & Development	3.7	4.0	3.6	3.7	3.5	3.6	4.0	4.1	4.5	4.6	5.0	5.1	15.0	15.2	19.2
General & Administrative	1.8	2.2	1.6	1.7	1.8	2.3	2.3	2.5	2.6	2.8	2.9	3.1	7.4	8.9	11.4
Operating Expenses	7.9	9.4	8.5	8.3	7.9	8.7	9.6	10.2	11.1	11.4	12.0	12.5	34.2	36.4	47.0
Operating Income(2)	($1.3)	$0.8	$2.8	$5.2	$5.7	$7.1	$7.0	$7.6	$7.8	$8.5	$9.2	$10.0	$7.5	$27.3	$35.5
Other Income/(Expense)	0.1	0.9	0.3	0.7	0.6	0.6	0.6	0.7	0.7	0.7	0.8	0.8	2.0	2.5	3.1
Pre-tax Income(2)	($1.2)	$1.7	$3.1	$5.9	$6.2	$7.7	$7.6	$8.3	$8.5	$9.2	$10.0	$10.8	$9.5	$29.8	$38.6
Income Taxes	0.2	0.5	0.4	1.6	2.4	2.9	2.9	3.1	3.2	3.5	3.8	4.1	2.7	11.3	14.7
% Tax Rate	-15.5%	27.4%	11.8%	27.8%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%	38.0%	28.0%	38.0%	38.0%
Net Income(2)	($1.4)	$1.2	$2.8	$4.2	$3.9	$4.8	$4.7	$5.1	$5.3	$5.7	$6.2	$6.7	$6.8	$18.5	$23.9
EPS(2)	($0.03)	$0.03	$0.06	$0.09	$0.08	$0.10	$0.10	$0.10	$0.10	$0.11	$0.12	$0.13	$0.15	$0.37	$0.47
Avg. FD Shares Outstanding	44.7	46.6	47.4	48.8	48.9	48.9	49.4	49.9	50.4	50.9	51.4	51.9	46.8	49.3	51.2
IBES								$0.10						$0.37	$0.45
% of Total Revenue															
Gross Profit	51.7%	70.8%	70.4%	72.4%	72.2%	76.3%	75.2%	75.0%	75.0%	75.0%	75.0%	75.0%	67.2%	74.8%	75.0%
Sales & Marketing	18.9%	22.1%	21.0%	15.4%	14.0%	13.7%	15.0%	15.0%	15.5%	15.1%	14.7%	14.5%	19.2%	14.5%	14.9%
Research & Development	28.6%	28.0%	22.1%	19.8%	18.4%	17.5%	18.0%	17.5%	18.0%	17.5%	17.5%	17.0%	24.1%	17.8%	17.5%
General & Administrative	14.2%	15.4%	9.7%	9.4%	9.6%	10.9%	10.5%	10.5%	10.5%	10.4%	10.3%	10.2%	11.9%	10.4%	10.3%
Operating Expenses	61.7%	65.5%	52.9%	44.5%	42.0%	42.1%	43.5%	43.0%	44.0%	43.0%	42.5%	41.7%	55.1%	42.7%	42.7%
Operating Income(2)	(10.0%)	5.3%	17.6%	27.9%	30.2%	34.2%	31.7%	32.0%	31.0%	32.0%	32.5%	33.3%	12.1%	32.1%	32.3%
Net Income(2)	(11.0%)	8.5%	17.0%	22.8%	20.6%	23.0%	21.4%	21.6%	21.0%	21.6%	21.9%	22.4%	11.0%	21.7%	21.7%

Notes:
1. Mercury based on [illegible] research dated [illegible]
2. Excludes non-cash and one-time charges

Appendix

Mercury Financial Model

Base Case

$MM, Except Per Share Data	Fiscal Year Ended Dec 31					
	2000A	2001A	2002E	2003E	2004E	2005E
Base Revenue	$46.9	$62.0	$86.8	$123.0	$159.9	$207.9
AOL Revenue(2)	0.0	0.0	(0.9)	4.6	7.9	13.4
Enterprise Revenue	0.0	0.0	0.0	0.0	0.0	0.0
Total Revenue	$46.9	$62.0	$85.9	$127.6	$167.8	$221.3
COGS						
Technology Cost	7.8	9.5	8.8	10.0	12.5	14.0
Membership Services	4.2	6.6	5.8	8.6	11.2	14.6
License Fees - Base	2.2	2.4	4.0	7.5	9.8	12.7
License Fees - Ent.	0.0	0.0	0.0	0.0	0.0	0.0
Cost of Revenue	15.8	20.3	21.8	31.4	40.3	50.2
Gross Profit	$31.1	$41.7	$64.1	$96.2	$127.5	$171.1
Sales & Marketing(3)	31.3	11.9	13.1	22.1	25.0	32.4
Research & Development	13.0	15.0	16.3	21.9	26.7	34.8
General & Administrative	9.0	7.4	3.7	13.0	16.0	20.9
Operating Expenses	53.3	34.2	37.0	57.1	67.7	88.1
Operating Income(4)	($22.2)	$7.5	$27.0	$39.1	$59.7	$83.0
Other Income/(Expense)	4.8	2.0	2.4	2.4	2.4	2.4
Pre-tax Income(4)	($17.4)	$9.5	$29.5	$41.5	$62.2	$85.5
Income Taxes	0.3	2.7	11.2	15.8	23.6	32.5
% Tax Rate	-1.8%	28.0%	38.0%	38.0%	38.0%	38.0%
Net Income(4)	($17.7)	$6.8	$18.3	$25.7	$38.5	$53.0
EPS(4)	($0.40)	$0.15	$0.37	$0.49	$0.70	$0.80
Avg FD Shares Outstanding	44.1	46.8	49.3	53.0	55.0	67.0
% of Total Revenue						
Cost of Revenue	33.6%	32.8%	25.4%	24.6%	24.0%	22.7%
Gross Profit	66.4%	67.2%	74.6%	75.4%	76.0%	77.3%
Operating Expenses	113.7%	55.1%	43.1%	44.8%	40.4%	39.8%
Operating Income(4)	(47.3%)	12.1%	31.5%	30.6%	35.6%	37.5%
Net Income(4)	(37.7%)	11.0%	21.3%	20.2%	23.0%	23.9%
% Growth from Previous Period						
Base Revenue			39.9%	41.8%	30.0%	30.0%
Total Revenue	91.3%	32.3%	38.4%	48.6%	31.5%	31.9%
Gross Profit	140.7%	34.0%	53.7%	50.1%	32.6%	34.2%
Operating Expenses	29.2%	(35.8%)	8.3%	54.1%	18.7%	30.0%
Operating Income(4)	—	—	260.1%	44.6%	52.9%	39.0%
Net Income(4)	—	—	168.2%	40.9%	49.8%	37.5%

Notes:
1. Mercury [illegible] Management [illegible]
2. Shown net of [illegible] revenue.
3. Includes payments to [illegible], Cortus and IR.
4. Excludes non-cash and one-time charges.

Morgan Stanley

Appendix

Mercury Financial Model

Upside Case

$MM, Except Per Share Data

	Fiscal Year Ended Dec 31					
	2000A	2001A	2002E	2003E	2004E	2005E
Base Revenue	$46.9	$62.0	$86.8	$123.0	$160.0	$207.9
AOL Revenue(2)	0.0	0.0	(0.9)	4.6	7.9	13.4
Enterprise Revenue	0.0	0.0	0.0	20.8	41.6	62.3
Total Revenue	$46.9	$62.0	$85.9	$148.4	$209.4	$283.7
COGS	1.6	1.9	3.1	5.2	6.8	8.8
Technology Cost	7.8	9.5	8.8	10.0	12.5	14.0
Membership Services	4.2	6.6	5.8	8.6	11.2	14.6
License Fees - Base	2.2	2.4	4.0	7.5	9.8	12.8
License Fees - AOL	0.0	0.0	0.0	0.0	0.0	0.0
License Fees - Ent.	0.0	0.0	0.0	6.2	12.5	18.7
Cost of Revenue	15.8	20.3	21.8	37.6	52.8	68.9
Gross Profit	$31.1	$41.7	$64.1	$110.8	$156.6	$214.8
Sales & Marketing(3)	31.3	11.9	13.0	32.5	43.7	57.4
Research & Development	13.0	15.0	15.3	22.0	26.3	34.8
General & Administrative	9.0	7.4	8.7	15.5	20.8	27.1
Operating Expenses	53.3	34.2	37.1	70.0	91.1	119.3
Operating Income(4)	($22.2)	$7.5	$27.0	$40.7	$65.6	$95.5
Other Income (Expense)	4.8	2.0	2.4	2.4	2.4	2.4
Pre-tax Income(4)	($17.4)	$9.5	$29.5	$43.2	$68.0	$98.0
Income Taxes	0.3	2.7	11.2	16.4	25.8	37.2
% Tax Rate	-1.8%	28.0%	38.0%	38.0%	38.0%	38.0%
Net Income(4)	($17.7)	$6.8	$18.3	$26.8	$42.2	$60.7
EPS(4)	($0.40)	$0.15	$0.37	$0.51	$0.77	$1.07
Avg. FD Shares Outstanding	44.1	46.8	49.3	53.0	55.0	57.0
% of Total Revenue						
Cost of Revenue	33.6%	32.8%	25.4%	25.4%	25.2%	24.3%
Gross Profit	66.4%	67.2%	74.6%	74.6%	74.8%	75.7%
Operating Expenses	113.7%	55.1%	43.2%	47.2%	43.5%	42.0%
Operating Income(4)	(47.3%)	12.1%	31.5%	27.5%	31.3%	33.7%
Net Income(4)	(37.7%)	11.0%	21.3%	18.0%	20.1%	21.4%
% Growth from Previous Period						
Base Revenue			39.9%	41.8%	30.0%	30.0%
Total Revenue	91.3%	32.3%	38.5%	72.8%	41.1%	35.5%
Gross Profit	140.7%	34.0%	53.7%	72.8%	41.4%	37.2%
Operating Expenses	29.2%	(35.8%)	8.4%	88.8%	30.1%	31.0%
Operating Income(4)	—	—	260.1%	50.7%	60.9%	45.7%
Net Income(4)	—	—	168.3%	46.6%	57.5%	44.1%

Notes:
1. [illegible]
2. [illegible]
3. [illegible]
4. [illegible]

Morgan Stanley